Exhibit 5.1
[Letterhead of Fredrikson & Byron, P.A.]
Kips Bay Medical, Inc.
3405 Annapolis Lane North, Suite 200
Minneapolis, Minnesota 55447
     Re: Registration Statement on Form S-1 — Exhibit 5.1
Ladies and Gentlemen:
     We have acted as counsel for Kips Bay Medical, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-165940) as initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 8, 2010 (as amended, the “Registration Statement”). The Registration Statement relates to the sale by the Company in an underwritten public offering of shares (including shares subject to the underwriters’ over-allotment option) (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).
     In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
     Based upon the foregoing and upon the representations and information provided by the Company, we are of the opinion that:
     1. The Certificate of Incorporation validly authorizes the issuance of the Shares registered pursuant to the Registration Statement to be issued and sold by the Company.
     2. Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable.
     This opinion is limited to the Delaware General Corporation Law, as such Law is available on-line (without examination of any judicial decisions applicable to such Law). We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Registration Statement and the related prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,
/s/ Fredrikson & Byron, P.A.
FREDRIKSON & BYRON, P.A.